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                                 EMPLOYMENT AGREEMENT


     This Agreement is made as of the ___ day of April, 1999 between Go2Net, Inc., a Delaware corporation (the "Company"), and Oren Etzioni, an individual residing at [______________________] (the "Executive").

                                       RECITALS

     WHEREAS, the Company desires to employ the Executive as the Chief Technology Officer of the Company, and the Executive desires to serve as the Chief Technology Officer of the Company, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

     1. EMPLOYMENT. The Company hereby employs the Executive as the Chief Technology Officer of the Company, and the Executive accepts such employment for the term of employment specified in Section 3 below (the "Employment Term"). During the Employment Term, as the Chief Technology Officer of the Company, the Executive shall, subject to the direction of the Chief Executive Officer of the Company, perform such duties consistent with those duties ordinarily and customarily performed by a person holding such position in similar organizations, as may from time to time be reasonably assigned to him by the Chief Executive Officer or the Board of Directors of the Company. The Company acknowledges and acquiesces to the professional and personal obligations listed Exhibit A over the course of the next eight months.

     2.   PERFORMANCE; LOCATION OF EMPLOYMENT; OTHER ACTIVITIES.

          (a) The Executive agrees to devote his reasonable best efforts and substantially all of his business time to the performance of his duties hereunder during the Employment Term. The Executive will perform his duties hereunder at the Company's executive offices, currently located in Seattle, Washington.

          (b) During the Employment Term, the Executive agrees that, unless he has the express prior written approval of the Chief Executive Officer of the Company, he shall not accept a membership on a Board of Directors of, or act as an officer, employee or consultant to, any entity which is in a similar or competing business of the Company that would in any way conflict with the business of the Company or the time needed by the Executive to perform his duties hereunder.

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     3.   EMPLOYMENT TERM.  The term of employment under this Agreement shall begin on the date of this Agreement and continue until April 30, 2002 (the "Initial Employment Term"). Employment shall thereafter continue on the basis hereby established for successive one year terms unless, more than ninety days prior to the expiration of the Initial Employment Term or any successive one year term, either the Executive or the Company provides the other with written notice that this Agreement will not be renewed (the "Subsequent Employment Term" and with the Initial Employment Term, the "Employment Term"). Employment during the Employment Term shall be subject to earlier termination in accordance with the terms of this Agreement.

     4.   COMPENSATION.

          (a) SALARY. During the Employment Term, the Company shall pay the Executive a base salary, payable in equal installments in accordance with the Company's then current compensation practices for all of its executives, subject to withholding and other applicable taxes, at an annual rate of Ninety-Five Thousand Dollars ($95,000). The base salary may be reviewed annually by the Board of Directors, provided that the base salary shall not be decreased during the Employment Term. The Company agrees to pay the Executive up to two weeks vacation time during the pre-planned trip to Europe during the summer of 1999 (as is further described in Exhibit A). Such payment shall be recorded as an advance against future earned vacation time.

          (b) STOCK OPTIONS. Upon the execution and delivery of this Agreement, the Executive shall be granted non-qualified stock options (the "Options") to purchase 140,000 shares of Common Stock of the Company (the "Common Stock") at an exercise price equal to the closing market price of the Common Stock as reported on the Nasdaq National Market on the date of this Agreement. Of the Options, (i) Options to purchase 30,000 shares of Common Stock shall be immediately vested and exercisable on the date hereof, and
(ii) Options to purchase the remaining 110,000 shares of Common Stock shall vest in eight equal semi-annual installments of 13,750 shares commencing on October __, 1999. In the event the Executive's employment is terminated by the Company without Cause (as defined herein) or by the Executive for Good Reason (as defined herein), all Options shall immediately become vested and exercisable. In the event that the Company accelerates the vesting of any options held by any other employee of the Company in connection with a change of control of the Company, then all Options held by the Executive shall be accelerated and become vested and exercisable in the same manner as such other options are accelerated. None of the options granted to the Executive pursuant to this Employment Agreement shall be included in the acceleration of options which are contingent upon the Company's outstanding transaction with Vulcan Ventures, Inc.

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           (c) INSURANCE; OTHER BENEFITS.  The Executive and his dependants shall be entitled to receive full family medical, dental and disability insurance, at the Company's expense. The Executive shall also be entitled to participate in all executive benefit plans now existing or hereinafter established by the Company, including, but not limited to, family medical and dental plans, group life and disability insurance plans, life insurance plan; pension, 401(k), profit sharing or bonus plans, and any other benefit plan or arrangement made available to executive officers of the Company. In addition, the Executive shall be entitled to the use of a parking space near the Company's building, which shall be paid for by the Company.

          (d) VACATION. The Executive shall be entitled to the same paid vacation benefits as the other executive officers of the Company, to be taken at such time or times as shall be mutually convenient and consistent with his duties and obligations to the Company.

     5. EXPENSES. The Executive shall be reimbursed by the Company for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with policies established by the Board of Directors from time to time and upon receipt of appropriate documentation.

     6.   TERMINATION.

          (a) TERMINATION AT END OF TERM. The employment of the Executive hereunder shall terminate at the end of the Initial Employment Term or any Subsequent Employment Term if either party provides notice of termination at least 90 days prior to expiration of the Initial Employment Term or Subsequent Employment Term, or if earlier terminated by the Board of Directors of the Company pursuant to this Section 6.

          (b) TERMINATION BY THE COMPANY WITH CAUSE. The Company shall have the right at any time to terminate the Executive's employment hereunder upon the occurrence of any of the following (any such termination being referred to as a termination for "Cause"): (i) the Executive has misappropriated or done material, intentional damage to the Company or its business or financial situation, (ii) the Executive shall have (A) failed or refused to perform the reasonable or lawful duties reasonably assigned to him by the Chief Executive Officer of Go2Net or another executive officer hereunder or (B) breached in any material respect any one or more of the material provisions of this Agreement or (C) failed to comply in any material respect with Go2Net'' employee policies, which failure, refusal or breach in (A), (B) or (C) continues for a period of ten (10) days after written notice from the Company describing such failure, refusal or breach,or (iii) the Executive has been convicted of a felony involving moral turpitude.

          (c) TERMINATION UPON DEATH OR DISABILITY. The Executive's employment hereunder shall automatically terminate upon the Executive's death or upon his inability to

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perform his duties hereunder by reason of any mental, physical or other disability for a period of at least six consecutive months, or six months within any 18 month period, as determined by a qualified physician selected by the Company and reasonably acceptable to the Executive or his guardian, in the case where the Executive is incapacitated.

          (d) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company shall have the right to terminate the Executive's employment at any time prior to the expiration of the Initial Employment Term or any Subsequent Employment Term for any reason without Cause with at least ninety days written notice.

          (e) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive shall have the right to terminate his employment at any time for Good Reason upon written notice to the Company. For purposes of this Agreement, "Good Reason" shall mean (a) the failure to elect or appoint the Executive as Chief Technology Officer or another comparable position of the Company, (b) the Executive's authority or duties are materially changed without the prior consent of the Executive, which change is not remedied within ten (10) business days after written notice thereof is delivered to the Company by the Executive, (c) any material breach of this Agreement by the Company, which breach is not remedied within ten (10) business days after written notice thereof is delivered to the Company by the Executive, or (d) the relocation of Executive's place of work more than 30 miles from the Seattle, Washington area. For purposes of this Agreement, the Executive's authority or duties shall be deemed to be "materially changed" if, without the Executive's consent, there is any diminution or adverse modification in the Executive's title, compensation, responsibilities or reporting relationship.

          (f) VOLUNTARY RESIGNATION. In addition to the right to terminate his employment for Good Reason under Section 6(e) above, the Executive may voluntarily terminate his employment at any time upon thirty days notice. The provisions of Section 8 relating to non-disclosure shall immediately become effective upon the Executive's resignation without Good Reason.

     7.   EFFECT OF TERMINATION OF EMPLOYMENT.

          (a) WITH CAUSE; RESIGNATION; DEATH OR DISABILITY. If the Executive's employment is terminated with Cause pursuant to Section 6(b), if the Executive's employment is terminated by the death or disability of the Executive pursuant to Section 6(c) or if the Executive elects to terminate his employment voluntarily under Section 6(f) (other than for Good Reason), the Executive's salary and other benefits specified in Section 4 shall cease at the time of such termination; provided, however, that (i) the Executive shall be entitled to continue to participate in the Company's medical benefit plans to the extent required by law and shall be entitled to the reimbursement for expenses incurred by him through the date of termination pursuant to Section

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5, and (ii) in the case of termination due to death or disability, the
Executive or his estate shall continue to receive his then current annual base salary payable under Section 4(a) for a period of three months from the date of termination.

          (b) WITHOUT CAUSE BY THE COMPANY. If the Executive's employment is terminated either by the Company without Cause pursuant to Section 6(d) or by the Executive for Good Reason pursuant to Section 6(e), in each case, prior to the expiration of the Initial Employment Term or any Subsequent Employment Term, the Executive's salary and other benefits specified in
Section 4 shall cease at the time of such termination, and the Executive shall be entitled to receive his then current annual base salary payable under Section 4(a) for a period of six months from the date of termination. In addition, in any of such events or if the Company does not renew this Agreement beyond the Initial Employment Term or Subsequent Employment Term
(i) the Executive shall also be entitled to receive any guaranteed bonus and any bonus accrued or earned by the Executive through the date of termination pursuant to Section 4(b) and the amount of any expenses incurred by the Executive through the date of termination pursuant to Section 5, (ii) all stock options then held by the Executive shall immediately vest and become exercisable, and (iii) the Executive shall continue to receive the insurance benefits specified in Section 4, at the Company's expense, until the expiration of the Employment Term.

          8. NON-DISCLOSURE OF BUSINESS INFORMATION. The Executive acknowledges and agrees that by virtue of his employment with the Company, the Executive will obtain such knowledge, know-how, training and experience that is not generally known by those engaged in the Internet or World Wide Web industry ("Trade Secrets"), and there is a possibility that such knowledge, know-how, training and experience could be used by a competitor of the Company to the Company's detriment. Therefore, the Executive covenants and agrees, as follows: (a) the Executive agrees that he will not, at any time during or after the Employment Term, disclose, reproduce, assign or transfer to any person, firm, corporation or other business entity, except as required by law, any Trade Secrets concerning the business, finances, patents, affairs, business plans, strategies, methods, software, hardware, results from ongoing investigations from others, and present and future plans of the Company, any subsidiary or affiliate thereof or any company formed or founded by the Company at any time for any reason or purpose whatsoever, without the Company's express written consent; nor shall the Executive make use of any such Trade Secrets for his own purpose or for the benefit of any person, firm, corporation or other business entity, except the Company or any subsidiary or affiliate thereof and upon the termination of the Executive's employment for any reason, the Executive will immediately return all books, files, papers, records and documents of any kind (including those contained in computer disks) relating to the business of the Company; (b) during the period which the Executive is employed by the Company and for a period of one year thereafter, the Executive shall not, without the prior written consent of the Company, engage in, for any purpose whatsoever, any activity that competes directly with the Company, except that the Executive shall have no obligations under

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this clause (b) in the event he is terminated by the Company without Cause or he elects to terminate his employment for Good Reason, and (c) the Executive shall not, without the prior written consent of the Company, within the one year period following the termination of his employment solicit any employee of the Company to join the Executive as a partner, employee or consultant in any Internet or World Wide Web related enterprise that competes directly with the Company.

     9. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE EXECUTIVE. The Executive represents that he has the capacity and desire to enter into this Agreement, and the voluntary execution, delivery and performance of the Agreement and compliance with its provisions will not conflict with or result in any breach of any of the terms, conditions, obligations, covenants or provisions of, or constitute a default under, any note, mortgage, agreement, contract or instrument to which the Executive is a party or by which he may be bound or affected, including specifically any pre-existing or existing consulting, employment, or independent contractor arrangements, understandings, or agreements whether written or oral.

     10. INSURANCE. The Company may purchase insurance on the life of the Executive, and if it does so, the Executive shall cooperate fully by performing all the requirements of the life insurer which are necessary conditions precedent to the issuance of the life insurance policy issued by it.

     11. NOTICE. Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses or such other address as to which notice is given in the manner provided herein:

          If to the Executive:



          If to the Company:

                    Go2Net, Inc.
                    999 Third Avenue
                    Suite 4700
                    Seattle, WA   98104
                    Attn.:  Russell C. Horowitz
     12.  GENERAL.

          (a) GOVERNING LAW; SUBMISSION TO JURISDICTION. The terms of this Agreement

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shall be governed by and construed under the laws of the State of Washington without regard to its principles of conflicts of laws. Accordingly, to the extent a restriction contained in this Agreement is more restrictive than permitted by the laws of any jurisdiction where this Agreement may be subject to review and interpretation, the terms of such restriction, for the purpose only of the operation of such restriction in such jurisdiction, shall be the maximum restriction allowed by the laws of such jurisdiction and such restriction shall be deemed to have been revised accordingly herein. The parties hereto irrevocably agree that all claims relating to this Agreement shall be submitted exclusively to federal and state courts located in the County of King and the State of Washington and irrevocably consent to the jurisdiction and venue of such courts and service of process by certified or registered mail, return receipt requested, directed to the parties at the addresses set forth herein or as otherwise provided by law.

          (b) REMEDY FOR BREACH OF SECTION 8. It is acknowledged by the Executive that he will be devoting his work efforts towards establishing relationships for the Company; that the Executive will be knowledgeable in all aspects of the business, including the type of transactions the Company is involved with, thus, the Executive would be able to enter the same business as the Company and unfairly compete against the Company to its detriment. Thus, the restrictions contained in Section 8 and the provisions contained in this Section regarding injunctive relief are reasonable and justified. The Executive agrees that irreparable injury to the Company will inevitably occur in the event of any breach of the terms and conditions of this Agreement and, specifically, if Section 8 is breached by the Executive. The Executive agrees in such event that the Company shall be entitled, in addition to any other remedies available to it, without proof of monetary or immediate damage, to seek an action for any injunction to retrain any violation of this Agreement by the Executive and all persons acting for or with the Executive.

          (c) ASSIGNABILITY. The Executive may not assign his interest in or delegate his duties under this Agreement. The Company may not assign the Agreement or the rights and obligations hereunder without written consent of Executive.

          (d) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company, its permitted successors and assigns, and the Executive, his representatives and heirs.

          (e) ENTIRE AGREEMENT; MODIFICATION. This Agreement and the Option Grant Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and they and may not be modified or amended in any way except in writing by the parties hereto.

          (f)  DURATION.  Notwithstanding the term of employment hereunder, this

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Agreement shall continue for so long as any obligations remain under this
Agreement.

                                *      *      *




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     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.


                                       GO2NET, INC.



                                        By:
                                           -----------------------------------
                                           Name:  Russell C. Horowitz
                                           Title: President and Chief Executive
                                                  Officer


                                        EXECUTIVE


                                        --------------------------------------

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                                     Exhibit A

Oren Etzioni has the following outstanding obligations that will be completed by Sep. 31, 1999:

- chair the Review of Progress Committee for the computer science department at UW (2 days of work in May).
-    chair the Agents '99 Conference (May 1 - 5).
-    Host Dr. David Lewis (May 7).
- chair and guide the Ph.D. dissertations of Oren Zamir, Erik Selberg, and Mike Perkowitz. All three are scheduled to defend their dissertations this summer. (at most 1 day per week).
- Already booked trip to Europe to deliver invited talks, attend professional meetings, and visit family from July 26 to August 21. Note: I will be in e-mail contact and be able to work remotely during this trip.